EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER


                                  By and Among


                           The Leonard Parker Company,

         Leonard Parker, Douglas Parker, Bradley Parker, Philip Parker,
                        Mitchell Parker and Gregg Parker,

                            LPC Acquisition Corp. and

                      Hospitality Worldwide Services, Inc.


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                           Dated as of January 9, 1997

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

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 9, 1997, by and among The Leonard Parker Company, a Florida corporation ("LPC"), Leonard Parker, Douglas Parker, Bradley Parker, Philip Parker, Mitchell Parker and Gregg Parker (each a "LPC Stockholder" and collectively, the "LPC Stockholders"), and Hospitality Worldwide Services, Inc., a New York corporation (the "Parent") and LPC Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Parent ("Acquisition Corp").

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of LPC, the Parent and Acquisition Corp. have determined that it is desirable and in the best interests of their respective corporations and shareholders for Acquisition Corp. to merge with and into LPC and each of them has unanimously approved this Agreement and the transactions contemplated hereby; and

                  WHEREAS, upon the terms and subject to the conditions hereinafter set forth: (a) Acquisition Corp. shall be merged with LPC (the "Merger"), and LPC shall be the surviving corporation; (b) the issued and outstanding shares of common stock of Acquisition Corp. shall be converted into shares of LPC's common stock; (c) the issued and outstanding shares of common stock of LPC shall be converted into shares of the Parent's common stock and preferred stock; and

                  WHEREAS, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") and that this Agreement shall constitute a "plan of reorganization."

                  NOW,  THEREFORE,  in  consideration  of the  premises  and the
representations,   warranties,   and  mutual  covenants  and  agreements  herein
contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.1 THE MERGER.  At the Effective  Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "Act"), Acquisition Corp. shall be merged with and into LPC, the separate corporate existence of Acquisition Corp. shall cease, and following the Merger, LPC shall continue as the surviving corporation (as such, the "Surviving Corporation").

                  SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VII and VIII, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida, in such form as is required by, and executed in accordance with, the relevant provisions of the Act. The time of filing the Articles of Merger with the Secretary of State of the State of Florida shall be the "Effective Time."

                  SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the Merger shall be effective as provided in the applicable provisions of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Acquisition Corp. shall vest in LPC, and all debts, liabilities and duties of Acquisition Corp. shall become the debts, liabilities and duties of LPC. From and after the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of the Parent.

                  SECTION 1.4 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to perfect, confirm, record or otherwise vest in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Corp. acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Corp., all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Acquisition Corp., all such other actions and things as may be necessary or desirable to perfect, confirm, record or otherwise vest any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation, or otherwise to carry out this Agreement.

                  SECTION 1.5 ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. (i) The Articles of Incorporation of Acquisition Corp., as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that Article One of the Articles of Incorporation of Acquisition Corp. shall be amended to read as follows:
FIRST: The name of the corporation is The Leonard Parker Company.

                  (ii)  The  By-Laws  of   Acquisition   Corp.,   as  in  effect
immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law,


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

the Articles of Incorporation of the Surviving Corporation or such By-Laws.

                  (iii) The directors of Acquisition Corp. immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Acquisition Corp. immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the Act and the By-Laws of the Surviving Corporation.

                  SECTION 1.6 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of LPC, Acquisition Corp., the Parent or the holder of any of the following securities:

                  (i) Each share of common stock, par value $.01 per share, of Acquisition Corp. issued and outstanding immediately before the Effective Time shall be converted into one fully paid and non-assessable shares of common stock, $.01 par value per share of LPC.

                  (ii) The outstanding shares (the "Shares") of common stock, par value $10 per share, of LPC (the "LPC Common Stock") issued and outstanding immediately before the Effective Time shall be converted into an aggregate of
(a) 1,250,000 fully paid and non-assessable shares of common stock, $.01 par value per share of the Parent (the "Parent Common Stock"); and (b) 200,000 fully paid and non-assessable shares of preferred stock, stated value $25 per share of the Parent (the "Parent Preferred Stock" and together with the Parent Common Stock, the "Merger Consideration") as set forth on SCHEDULE 1.7.

                  (iii) Each share of LPC Common Stock held in the treasury of LPC immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

                  SECTION 1.7 DELIVERY OF MERGER CONSIDERATION.

                  (i) At or prior to the Closing Date, the Parent will issue and contribute to the capital of Acquisition Corp. a sufficient number of shares of each of the Parent Common Stock and the Parent Preferred Stock to enable it to pay the Merger Consideration in full, in accordance with the terms of this Agreement.

                  (ii) On the terms and subject to the conditions set forth in this Agreement, at the Closing, Acquisition Corp. shall


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

deliver to the LPC Stockholders the Merger Consideration, by delivering to each LPC Stockholder certificates representing the number of shares of the Parent Common Stock and the Parent Preferred Stock as set forth in SCHEDULE 1.7.

                  SECTION 1.8 FRACTIONAL SHARES. Notwithstanding any other provision hereof, if the number of shares of the Parent Common Stock and the Parent Preferred Stock to which a LPC Stockholder shall be entitled as Merger Consideration includes a fraction of a share, the number of shares to which he shall be entitled shall be rounded to the next lower or higher number of shares, depending on whether such fraction of a share is less than one-half a share or greater than or equal to one-half a share.

                                   ARTICLE II

                                     CLOSING

                  Subject to the satisfaction or waiver of all conditions to the parties' obligations to consummate the Merger set forth herein a closing (the "Closing") of the Merger shall take place at 10:00 a.m. on January 9, 1997 at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, or at such other time and place as LPC, the LPC Stockholders, Acquisition Corp. and the Parent shall agree (the date and time of such Closing being herein referred to as the "Closing Date").

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF LPC AND THE LPC STOCKHOLDERS

                  LPC and each of the LPC Stockholders (as to himself only, with respect to Section 3.3) represents and warrants to Acquisition Corp. and the Parent as follows:

                  Section 3.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT BUSINESS; ARTICLES OF INCORPORATION AND BY-LAWS. LPC and its Subsidiaries (as defined hereinafter) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. LPC and its Subsidiaries have provided Acquisition Corp. with true and complete copies of their respective articles of incorporation (certified by the appropriate public official in the jurisdiction of incorporation) and By-laws (certified by the Secretary of LPC or such Subsidiary) as in effect on the date hereof. Prior to the Closing, the minute books of LPC and its Subsidiaries will be delivered to the Parent, and will contain true and complete records of all meetings and consents in lieu of meeting of the Boards of Directors and of the stockholders of LPC and its Subsidiaries since the date of LPC's inception, which accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting. LPC and its Subsidiaries have all corporate power and authority to own, operate and lease its and their properties and to carry on their respective businesses as the same are now being conducted, and are duly qualified or licensed to do business and are in good standing as foreign corporations in every jurisdiction in which the conduct of its or their business or the ownership or leasing of their respective properties requires them to be so qualified or licensed, except where the failure to be so qualified or licensed, individually or in the aggregate, will not have a material adverse effect on the business as presently conducted, properties, assets, liabilities, financial condition or operations of LPC and its Subsidiaries, taken as a whole (an "LPC Material Adverse Effect").

                  Section 3.2 CAPITALIZATION AND SHAREHOLDINGS. The authorized capital stock of LPC consists of 100 shares of LPC Common Stock, 100 of which are issued and outstanding on the date hereof. The capital stock of LPC is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and non-assessable and free of preemptive rights. LPC does not have outstanding, and is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of LPC, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose.

                  Section  3.3   STOCKHOLDER   APPROVAL   OF  MERGER.   The  LPC
Stockholders   have  voted  to  approve  this  Agreement  and  the  transactions contemplated hereby.

                  Section  3.4  SUBSIDIARIES,  ETC.  (a)  Except as set forth on
SCHEDULE 3.4(A), as of the Closing LPC will own of record and beneficially all of the outstanding shares of capital stock of each of the corporations set forth on SCHEDULE 3.4(A) (individually, a "Subsidiary," and collectively, the "Subsidiaries"). As of the Closing, LPC will own all the shares of capital stock of the Subsidiaries and all of such shares will have been duly authorized, validly issued, fully paid and nonassessable, and will be owned by LPC, free and clear of all liens, encumbrances, charges, claims, restrictions or rights or interests of others of any kind. No options, warrants or other rights to purchase or otherwise acquire any authorized but unissued shares of capital stock or other equity interests of any of the Subsidiaries or any security convertible into shares of capital stock or other equity interests of any of the Subsidiaries will be outstanding or reserved for issuance.

                  (b) The LPC Stockholders own of record and beneficially the outstanding shares of capital stock of each of the corporations set forth on
SCHEDULE 3.4(B) (individually, a "Sister Company," and collectively, the "Sister Companies." Except as set forth on SCHEDULE 3.4(B), the LPC Stockholders own all the shares of capital stock of the Sister Companies and all of such shares have been duly authorized, validly issued, fully paid and nonassessable, and are owned by the LPC Stockholders, free and clear of all liens, encumbrances, charges, claims, restrictions or rights or interests of others of any kind. Except as provided in
SCHEDULE 3.8 AND SECTION 6.8(E) hereof, no options, warrants or other rights to purchase or otherwise acquire the equity interests of any of the LPC Stockholders in the Sister Companies exists. The transfer of the equity interests of the LPC Stockholders in the Sister Companies, or the benefits thereof, to LPC will not conflict with or result in a default under any agreement, contract or commitment of the Sister Companies and the transfer of the capital stock of the Sister Companies, or the benefits thereof, to LPC will not conflict with or result in a default under any agreement, contract or commitment of the Sister Companies.

                  Section 3.5 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. LPC has full corporate power and authority to execute and deliver this Agreement and the Employment Agreements (as defined below) (this Agreement, together with the Employment Agreements, the "LPC Agreements") and to assume and perform all of its obligations thereunder. The execution and delivery of the LPC Agreements by LPC and the performance by LPC of its obligations thereunder have been duly authorized by its Board of Directors and stockholders and no further authorization on the part of LPC is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, the LPC Agreements. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of LPC to execute and deliver the LPC Agreements and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make the LPC Agreements valid instruments binding upon LPC in accordance with their respective terms. This Agreement has been duly executed and delivered by LPC and constitutes, and each Employment Agreement (each an "Employment Agreement" and collectively, the "Employment Agreements"), when executed and delivered by LPC, Leonard Parker ("Leonard Parker"), Douglas Parker, Bradley Parker, Philip Parker and Mitchell Parker, respectively, in accordance with its terms, will constitute, legal, valid and binding obligations of LPC, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity,
(iii) as rights to indemnity may be limited by federal or state securities laws or by public policy and (iv) with respect to the enforceability of covenants against competition.


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

                  Section 3.6 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. Neither LPC nor any Subsidiary is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of the LPC Agreements. The execution, delivery and performance of the LPC Agreements by LPC and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon LPC or any Subsidiary, (b) conflict with or violate any provision of its articles of incorporation or Bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of LPC or any Subsidiary pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which LPC or any Subsidiary is a party or which is or purports to be binding upon LPC or any Subsidiary or by which any of their respective properties are bound, except for conflicts, breaches, defaults, events of default or impositions that would not have an LPC Material Adverse Effect. The execution, delivery and performance of the LPC Agreements by LPC and the consummation of the transactions contemplated hereby and thereby will not result in the loss of any license, franchise, legal privilege or permit possessed by LPC or any Subsidiary or give a right of termination to any party to any agreement or other instrument to which LPC or any Subsidiary is a party or by which any of their respective properties are bound, except for losses or rights of termination that would not have an LPC Material Adverse Effect.

                  Section 3.7 FINANCIAL STATEMENTS. The following financial statements, together with the notes thereto, reviewed by [auditors], independent public accountants have been previously delivered to Acquisition Corp. and the Parent (collectively the "Financial Statements"):

                  (i) balance sheets of LPC as of December 31, 1994 and 1995 (the "Balance Sheets"); and

                  (ii) statements of income and retained earnings for the twelve month periods ended December 31, 1994 and 1995 (the "Income Statements").

                  (iii) statements of cash flows for the twelve month periods ended December 31, 1994 and 1995 (the "Cash Flow Statements").

                  The Financial Statements and notes thereto fairly present in all material respects the financial condition, results of operations and cash flows of LPC as of the dates thereof with


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

respect to the Balance Sheets and as to the periods then ended with respect to the Income Statements and Cash Flow Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. Except as disclosed on SCHEDULE 3.7 hereto, LPC had at December 31, 1995 no liability or obligation of any kind or manner, either liquidated, unliquidated, direct, accrued, absolute, contingent or otherwise, whether due or to become due, except as incurred in the ordinary course of business, which were required to be reflected by GAAP in the Financial Statements and which were not accurately reflected in the Financial Statements and which would have an LPC Material Adverse Effect.

                  Excluding the operations of Parker Reorder Corporation, a Florida corporation ("Parker Reorder"), income from operations for LPC and the Sister Companies for the year ended December 31, 1996 is reasonably expected to be $2,000,000.00, prior to special year-end bonuses paid for approximately the same amount and the expenses of the transactions contemplated by this Agreement to the extent such expenses are attributable to the year ended December 31, 1996.

                  Section 3.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in SCHEDULE 3.8, since December 31, 1995, there has not been, with respect to LPC or any Subsidiary, (i) any change or event that has caused an LPC Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance; (iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of LPC Common Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer, assignment or sale of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, copyrights or other assets other than those transferred, assigned, sold or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any debts, liabilities or obligations ("Liabilities") of any kind other than Liabilities currently due; (viii) any cancellation of any debts or claims or forgiveness of amounts owed to LPC; or (ix) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Except as set forth in SCHEDULE 3.8, since December 31, 1995, LPC has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations except as agreed to in writing by the Parent or otherwise disclosed herein.

                  Section 3.9 TAXES AND TAX RETURNS. (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (b) LPC and each Subsidiary have (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to LPC or such Subsidiary, as the case may be, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its Balance Sheet (in accordance with GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of LPC or any Subsidiary except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Except as set forth on Schedule 3.9, neither LPC nor any Subsidiary has received any notice of audit, is, to their knowledge, undergoing any audit of its Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of LPC or such Subsidiary which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by LPC or any Subsidiary with respect to any Tax Returns which relate to LPC or such Subsidiary, as the case may be. Neither LPC nor any Subsidiary has filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of LPC or such Subsidiary.

                  (c) Each of the LPC Stockholders has duly (i) filed with the appropriate taxing authorities all Tax Returns required to be filed by him with respect to LPC or any Subsidiary, if such corporation was an S Corporation prior to the consummation of the transactions contemplated by this Agreement, or are properly on extension, and all such duly filed Tax Returns are true, correct and complete in all material respects and (ii) paid in full or made adequate provision for all Taxes shown to be due on such Tax Returns.

                  Section 3.10 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.10 hereto comprises a listing of each bonus, stock option, stock


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

purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "LPC Employee Plans") which LPC or any Subsidiary presently maintains, to which LPC or any Subsidiary presently contributes or under which LPC or any Subsidiary has any liability and which relate to employees or independent contractors of LPC or any such Subsidiary. The LPC Employee Plans administered by LPC or any Subsidiary have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each LPC Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and, to the best of LPC's knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) in material amounts required by law or contract to have been made or accrued by LPC or any such Subsidiary under or with respect to any LPC Employee Plan have been paid or accrued by LPC or such Subsidiary, as the case may be. Without limiting the foregoing, there are no material unfunded liabilities under any LPC Employee Plan. Neither LPC nor any Subsidiary has received notice of any investigation, litigation or other enforcement action against LPC or such Subsidiary with respect to any of the LPC Employee Plans. There are no pending actions, suits or claims by former or present employees of LPC or any Subsidiary (or their beneficiaries) with respect to LPC Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

                  (a) Each  "employee  pension  benefit  plan,"  as  defined  in section 3(2) of ERISA, maintained by LPC or any of its subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with LPC or any of its subsidiaries under section 414(b), (c), (m) or (o) of the Code ("LPC ERISA Affiliate") or to which LPC or any LPC ERISA Affiliate contributed or is obligated to contribute thereunder (the "LPC Pension Plans"), is listed on SCHEDULE 3.10(A). All such plans that are intended to qualify under section 401 ET SEQ. of the Code do so qualify, the trusts maintained pursuant thereto (the "LPC Pension Trusts") that are intended to be exempt from federal income taxation under section 501 of the Code are so exempt, and LPC has received a determination letter from the IRS with respect to each such LPC Pension Plan and each such LPC Pension Trust to the effect that such LPC Pension Plan is qualified and such LPC Pension Trust is exempt. No such determination letter has been revoked, no revocation has been threatened and nothing has occurred with respect to the operation of any LPC Pension Plan that could reasonably be expected to cause such revocation. Except as described on SCHEDULE 3.10(A), none of the LPC Pension Plans or LPC Pension Trusts have been amended since the effective date of each respective determination letter.

                  (b) Each  "employee  welfare  benefit  plan,"  as  defined  in section 3(1) of ERISA, each other employee benefit arrangement or payroll practice, including, without limitation, all severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance, and scholarship plans or programs maintained by LPC or any of its subsidiaries or to which LPC or any of its subsidiaries contributed or is obligated to contribute thereunder (all such plans being hereinafter referred to as the "LPC Employee Benefit Plans") and each trust maintained pursuant to an LPC Employee Benefit Plan (the "LPC Benefit Trusts") is listed on SCHEDULE 3.10(B). LPC has received a determination letter from the IRS with respect to each LPC Employee Benefit Trust that is intended to be exempt from federal taxation under section 501 of the Code. No such determination letter has been revoked, no revocation has been threatened, and nothing has occurred with respect to the operation of any LPC Employee Benefit Trust that could reasonably be expected to cause such revocation. Except as described on SCHEDULE 3.10(B), none of the LPC Employee Benefit Trusts have been amended since the effective date of each respective determination letter.

                  (c) LPC has delivered to Parent (i) a true, correct, and complete copy of each LPC Pension Plan, including copies of all amendments made since the most recent favorable determination letter, or LPC Employee Benefit Plan, or, in the case of any unwritten LPC Employee Benefit Plan, descriptions thereof; (ii) copies of the three most recent annual reports (Form 5500 series) filed with the IRS with respect to each LPC Pension Plan or LPC Employee Benefit Plan for which such report is required by applicable law, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (iii) the most recent summary plan description for each LPC Pension Plan or LPC Employee Benefit Plan for which such a summary plan description is required by applicable Law; (iv) each trust agreement and insurance or annuity contract relating to any LPC Pension Plan or LPC Employee Benefit Plan; and (v) each service agreement and other administrative contract relating to any LPC Pension Plan or LPC Employee Benefit Plan.

                  (d) Except as described on SCHEDULE 3.10(D), neither LPC nor any LPC ERISA Affiliate has ever contributed to any multi-employer pension plan subject to section 413 of the Code, or multiple welfare arrangement, as defined in section 3(40) of ERISA.

                  (e) There is no violation of ERISA, the Code or other applicable law with respect to the filing of reports, returns, and other similar documents required to be filed with any governmental agency with respect to any LPC Pension Plan or LPC Employee Benefit Plan. All reports, returns or similar documents required to be distributed to any LPC Pension Plan or LPC Employee Benefit Plan participant have been timely distributed.

                  (f) The LPC Pension Plans and LPC Employee Benefit Plans have been maintained and administered in accordance with their terms and with all provisions of ERISA, the Code and other applicable Law, and neither LPC nor any of its subsidiaries or any "party-in-interest" or "disqualified person" with respect to the LPC Pension Plans and the LPC Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of section 4975 of the Code or section 406 of ERISA. LPC and each LPC ERISA Affiliate has performed all of its obligations currently required to have been performed under all LPC Pension Plans and LPC Employee Benefit Plans. No event has occurred that could subject LPC, any LPC ERISA Affiliate or any LPC Pension Trust or LPC Employee Benefit Trust, as applicable, to any tax liability arising under section 511 of the Code that has not been timely paid. LPC and all LPC ERISA Affiliates have complied with all obligations imposed by section 4980B of the Code.

                  (g) None of LPC, any trustee, administrator or other fiduciary has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject LPC or any fiduciary to any liability for breach of fiduciary duty under ERISA or other applicable Law. With respect to any LPC Pension Plan and LPC Employee Benefit Plan, LPC Pension Trust or LPC Employee Benefit Trust, no insurance contract, annuity contract, or other agreement or arrangement will impose a penalty, discount, sales charge, or other reduction on account of the withdrawal of assets from such organization or the change in investment or such assets.

                  (h) Except as disclosed on SCHEDULE 3.10(H), there has been no "reportable event" as that term is defined in section 4043 of ERISA and the regulations thereunder with respect to the LPC Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under section 404(c)(3)(C) or 4063(a) of ERISA.

                  (i) Except as  disclosed  on  SCHEDULE  3.10(I),  neither  the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees; (ii) increase any benefits otherwise payable under any LPC Employee Benefit Plan or LPC Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed on SCHEDULE 3.10(I), there are no severance agreements, employment agreements, or consulting agreements between LPC and any employee or any individual which provide for payments over a period in excess of one year or which when aggregated with all such agreements or arrangements provides for total payments in excess of $100,000. True, correct and complete copies of all such severance agreements, employment agreements and consulting agreements have been provided to Parent.

                  (j) Except as disclosed on SCHEDULE 3.10(J) hereto, no stock or other security issued by LPC or any of its subsidiaries forms or has formed a part of the assets of any LPC Pension Plan or LPC Employee Benefit Plan within the last five years.

                  (k) Except as disclosed on SCHEDULE 3.20(K), all contributions to, and payments from, each LPC Pension Plan and LPC Employee Benefit Plan that have been required to be made in accordance with the terms of such plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made; (ii) there has been no application for or waiver of the minimum funding standards of section 412 of the Code with respect to the LPC Pension Plan; and (iii) none of the LPC Pension Plans has an "accumulated funding deficiency" within the meaning of section 412(a) of the Code as of the end of the most recently completed plan year. As of the most recent valuation date for each LPC Pension Plan that is a "defined benefit pension plan," as defined in section 3(35) of ERISA (hereinafter a "Defined Benefit Plan"), there was not any amount of "unfunded benefit liability." LPC is not aware of any facts or circumstances that could change the funded status of any such Defined Benefit Plan. LPC has furnished Parent with the most recent actuarial report or valuation with respect to each Defined Benefit Plan.

                  (l) Except as disclosed on SCHEDULE 3.10(L), all premium payments due to the Pension Benefit Guaranty Corporation pursuant to section 4007 of ERISA prior to the date hereof have been timely paid.

                  (m) Except as disclosed on SCHEDULE 3.10(M), there are no investigations by any Governmental Authority, other claims, suits or proceedings against or involving any LPC Pension Plan or LPC Employee Benefit Plan, and no events of default that could give rise to liability to LPC or any LPC ERISA Affiliate.

                  (n) Except as disclosed on SCHEDULE 3.10(N), no employee or former employee of LPC or any LPC ERISA Affiliate is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than (i) death or retirement benefits under an LPC Pension Plan; or (ii) continuation coverage pursuant to section 4980B of the Code.

                  (o) Except as disclosed on SCHEDULE 3.10(O), neither LPC nor any of its subsidiaries has incurred, nor, after the Closing, will LPC or the Parent incur, any liability under Sections 106(b)(1), 162(i)(2) or 4980B of the Code with respect to any failure to comply by LPC or any of its subsidiaries with the continuation health care coverage requirements of Section 162(k)/4980B of the Code and Sections 601 and 608 of ERISA, which failure occurs with respect to any person who is or was a qualified beneficiary of an Employee (as defined in Section 162(k)(7)(B)/4980B(g)(1) of the Code).

                  Section 3.11 TITLE TO PROPERTY. LPC and each Subsidiary have good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property owned or leased by them or used by them in the operation of their respective businesses, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have an LPC Material Adverse Effect. All of such owned or leased property with a value in excess of $10,000 is listed on SCHEDULE
3.11 hereto, as well as a brief description of each such property, which if leased shall include the termination date and the conditions of renewal of such lease.

                  Section 3.12 TRADEMARKS, PATENTS AND COPYRIGHTS. SCHEDULE 3.12 hereto sets forth all patents, trademarks, copyrights, service marks and trade names, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from LPC or any Subsidiary relating to any of the foregoing ("LPC Rights"). There are no other patents, trademarks, copyrights, service marks or trade names which are material to the business of LPC or any Subsidiary as presently conducted. To the best of their knowledge, LPC and each Subsidiary have the right to use, free and clear of any claims or rights of others, all trade secrets, know-how, processes, technology, blue prints and designs utilized in or incident to its business as presently conducted ("Trade Secrets") and such use does not infringe on any patent, trademark, copyright, service mark or trade name. Except as set forth on
SCHEDULE 3.12 hereto, LPC nor any Subsidiary has received notice of any adversely held patent, invention, trademark, copyright, service mark or trade name of any other person or notice of any claim of any other person relating to any of the LPC Rights set forth on SCHEDULE 3.12 hereto or any Trade Secret of LPC or any Subsidiary and neither LPC nor any Subsidiary know of any basis for any such charge or claim. All Trade Secrets are protected against the use of such Trade Secrets by other persons to an extent and in a manner customary in the industries in which LPC operates. To the best of their knowledge, there is no present or threatened use or encroachment of any Trade Secret which could result in an LPC Material Adverse Effect.

                  Section 3.13 LEGAL PROCEEDINGS, CLAIMS, INVESTIGATIONS, ETC. Except as set forth on SCHEDULE 3.13, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of LPC, threatened, against LPC, any Subsidiary, or any director, officer or any employee of LPC or any Subsidiary relating to the business of LPC or any Subsidiary. Neither LPC nor any Subsidiary have been
informed  of  any  violation  of  or  default  under,   any  laws,   ordinances,
regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of LPC or any Subsidiary. Neither LPC nor any Subsidiary is currently subject to any material judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other governmental authority.

                  Section 3.14 INSURANCE. SCHEDULE 3.14 hereto sets forth a list and brief description of all existing insurance policies maintained by LPC and each Subsidiary pertaining to their respective business properties, personnel or assets. Neither LPC nor any Subsidiary is in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Except as set forth on SCHEDULE 3.14 hereto, all such policies shall have been delivered prior to the Closing to the Parent and are in full force and effect. All payments with respect to such policies are current and neither LPC nor any Subsidiary has received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

                  Section 3.15  MATERIAL  CONTRACTS.  (a) Except as set forth in
SCHEDULE 3.15 hereto, neither LPC nor any Subsidiary is a party to and is bound by any contract or has any commitment (including contracts or commitments pertaining to employment), whether written or oral which has a term in excess of one year and will result in payments in excess of $10,000 or require material performance on the part of LPC or any such Subsidiary. Each of the contracts and commitments set forth in SCHEDULE 3.15 hereto and each of the other material contracts and commitments to which LPC and each Subsidiary is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms (subject to laws affecting creditors' rights and equitable principles) and there is no material default or claim of default against LPC or any Subsidiary or any notice of termination with respect thereto. To the extent required thereby, LPC and each Subsidiary have complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the best of LPC's knowledge, in default under or in breach of any material term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described in SCHEDULE 3.15 hereto have heretofore been made available to the Parent and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) Except as set forth in SCHEDULE 3.15 hereto, neither LPC nor any Subsidiary is a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

                  Section 3.16 CERTAIN TRANSACTIONS. Except for the Employment Agreements and except as set forth in SCHEDULE 3.16 hereto, neither LPC, nor any Subsidiary, nor any officer, director or any employee of LPC or any Subsidiary, nor any member of any such person's immediate family is presently a party to any material transaction with LPC or any Subsidiary relating to the business of LPC or any Subsidiary, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of LPC or any Subsidiary), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

                  Section 3.17 INVENTORY. All inventory of LPC and each Subsidiary, reflected in the Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business except to the extent reflected therein. The quantities of all inventory of LPC and each Subsidiary are reasonable for its business and consistent with past practice.

                  Section 3.18 RECEIVABLES. All Accounts Receivable of LPC reflected on the Balance Sheets and which continue to be outstanding, and all Accounts Receivable arising subsequent to the date of such Balance Sheets, represent good and valid Accounts Receivable which arose in the ordinary course of LPC's business.

                  Section 3.19 BROKER. No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of LPC or the LPC Stockholders.

                  Section 3.20 ENVIRONMENTAL MATTERS. (a) Neither LPC nor any Subsidiary is the subject of, or, to their knowledge, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of LPC or any Subsidiary. Neither LPC nor any Subsidiary has been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. Except as set forth in SCHEDULE 3.20 hereto, neither LPC nor any Subsidiary has been notified of any conditions on or off the properties of LPC or any Subsidiary which will give rise to any liabilities of LPC or any
Subsidiary, under any Federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 3.20, an investigation shall include, but is not limited to, any written notice received by LPC or any Subsidiary which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) Except as set forth in SCHEDULE 3.20 hereto, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which LPC or any Subsidiary (or, to the best of LPC's knowledge, any previous occupant of LPC's or any Subsidiary's facilities) has used, stored or otherwise held in or on any of the facilities of LPC or any Subsidiary, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The facilities have been maintained by LPC and each Subsidiary in material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. Neither LPC nor any Subsidiary has disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by LPC or any Subsidiary at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. To the best of the knowledge of LPC and each Subsidiary, there have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of LPC or any Subsidiary. Neither LPC nor any Subsidiary has installed any underground storage tanks in any of its facilities and, to the best of LPC's knowledge, none of such facilities contain any underground storage tanks.

                  Section 3.21 ILLEGAL PAYMENTS. Neither LPC nor any Subsidiary has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of LPC, which LPC knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. Neither LPC nor any Subsidiary has participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

                  Section 3.22 COMPLIANCE WITH LAW. LPC and each Subsidiary have complied in all material respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon LPC and each Subsidiary or their properties, except where such failure would not cause an LPC Material Adverse Effect.

                  Section 3.23 BUSINESS RELATIONSHIPS. Although there can be no assurance that such relationships or arrangements will continue, neither LPC nor any Subsidiary have any material business relationship or arrangements of any nature whatsoever which it knows or has reason to believe will not be available to LPC or any Subsidiary, following the consummation of the transactions contemplated hereby, on substantially the same terms or conditions as they are currently available to LPC and each such Subsidiary.

                  Section 3.24 SUPPLIERS AND  CUSTOMERS.  Except as set forth in
SCHEDULE 3.24, no material supplier or customer of LPC or any Subsidiary has during the past twelve months cancelled or otherwise terminated its services or supplies to LPC nor any Subsidiary or its use or purchase of LPC's or any Subsidiary's products or services, as the case may be, or has communicated any threat to LPC's or any Subsidiary's management to do so. Neither LPC nor any Subsidiary has knowledge that any material supplier or customer intends to cancel or otherwise terminate its relationship with LPC or any Subsidiary or the usage or purchase of the products of LPC or any Subsidiary or that the transactions contemplated by this Agreement will result in any such termination. Notwithstanding the foregoing, LPC has completed projects during the past 12 months which will not be renewed.

                  Section 3.25 FULL DISCLOSURE. All schedules and annexes to this Agreement (collectively, "Documents") delivered by or on behalf of LPC or any Subsidiary pursuant to this Agreement are true and complete in all material respects and are authentic. No representation or warranty of LPC or the LPC Stockholders contained in this Agreement, and no Document furnished by or on behalf of LPC, any Subsidiary or the LPC Stockholders to the Parent pursuant to this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE LPC STOCKHOLDERS

                  Each  LPC  Stockholder   individually  hereby  represents  and
warrants to the Parent, with respect to such LPC Stockholder as follows:

                  Section 4.1 CAPITALIZATION. Each LPC Stockholder owns the number of shares of LPC Common Stock as set forth next to his name under the column "LPC Shares Held" on SCHEDULE 1.7 hereto, free and clear of all liens, claims or encumbrances. Each LPC Stockholder has full right, power, legal capacity and authority to transfer and deliver the Shares pursuant to this Agreement.

                  Section 4.2 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. This Agreement and the Registration Rights Agreement (the "Registration Rights Agreement", and together with this Agreement, the "LPC Stockholders' Agreements") have been duly executed and delivered by each of the LPC Stockholders and constitute the legal, valid and binding obligations of such LPC Stockholder, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy. Neither the execution and delivery by the LPC Stockholder of the LPC Stockholders' Agreements, nor the consummation of the transactions contemplated thereby, will violate any provision of law, any order of any court or other agency of government, or any judgment, award or decree or any indenture, agreement or other instrument to which each LPC Stockholder is a party, or by which he or any of his properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such LPC Stockholder.

                  Section 4.3 BROKERS' OR FINDERS' FEES. All negotiations relative to the LPC Stockholders' Agreements and the transactions contemplated hereby have been carried out by the LPC Stockholders directly with Acquisition Corp. and the Parent, without the intervention of any person on behalf of the LPC Stockholders in such manner as to give rise to any claim by any person against Acquisition Corp. or the Parent for a finder's fee, brokerage commission or similar payment.

                  Section   4.4   LPC   STOCKHOLDERS'   ADDRESSES,   ACCESS   TO
INFORMATION, EXPERIENCE, ETC.

                  (a) The address set forth on the signature pages of this Agreement is each LPC Stockholder's true and correct business, residence or domicile address. Each LPC Stockholder has received and read and is familiar with the LPC Stockholders' Agreements. Each LPC Stockholder has had an opportunity to ask questions of and receive answers from representatives of the Parent concerning the terms and conditions of this transaction. Each LPC Stockholder has substantial experience in evaluating non-liquid investments such as the Merger Consideration and is capable of evaluating the merits and risks of an investment in the Parent.

                  (b) Each LPC Stockholder acknowledges that he has had an opportunity to evaluate all information regarding the Parent as he has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached his own decision to enter into this Agreement.

                  Section 4.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Merger Consideration to be received by each LPC Stockholder pursuant to the terms hereof will be acquired for investment for each Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The LPC Stockholders each have no present plan or arrangement to dispose of the Merger Consideration in any manner.

                  Section 4.6 RESTRICTED SECURITIES. Each LPC Stockholder understands that the Merger Consideration he is receiving is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this regard, each LPC Stockholder represents that he is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  Section 4.7 LEGENDS. It is understood that the certificates evidencing the Parent Common Shares and the Parent Preferred Shares may bear a legend substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO AND THEY SHALL HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE APPROPRIATE STATE SECURITIES LAWS OR (II) IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION AND QUALIFICATION UNDER THE ACT AND THE SECURITIES LAWS OF THE APPROPRIATE STATE IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

                  The legend referred to above shall be removed by the Parent from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Parent to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Securities Act, provided that the Parent has received from the holder a written representation that (i) such holder is not an affiliate of the Parent and has not been an affiliate of the Parent during the preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least three (3) years or such shorter period as required by Rule 144(k), and
(iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                        ACQUISITION CORP. AND THE PARENT

                  Acquisition Corp. and the Parent hereby represent and warrant to LPC and the LPC Stockholders as follows:

                  Section 5.1 CORPORATE ORGANIZATION; REQUISITE AUTHORITY TO CONDUCT BUSINESS; ARTICLES OF INCORPORATION AND BY- LAWS. Each of Acquisition Corp. and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and the State of New York, respectively. Each of Acquisition Corp. and the Parent have provided LPC with true and complete copies of their respective articles of incorporation (certified by the appropriate public official in the jurisdiction of incorporation) and By-laws (certified by the Secretary of Acquisition Corp. and the Parent) as in effect on the date hereof. Acquisition Corp. and the Parent have all corporate power and authority to own, operate and lease their properties and to carry on their respective businesses as the same are now being conducted, and are duly qualified or licensed to do business and are in good standing as foreign corporations in every jurisdiction in which the conduct of their business or the ownership or leasing of their respective properties requires them to be so qualified or licensed, except where the failure to be so qualified or licensed, individually or in the aggregate, will not have a material adverse effect on the business, properties, prospects, assets, liabilities, financial condition or operations of Acquisition Corp. and the Parent, taken as a whole (a "Material Adverse Effect"). Each of Acquisition Corp. and the Parent has full corporate power and authority to enter into this Agreement and the Parent has full corporate power and authority to enter into the Registration Rights Agreement (together with this Agreement, the "Parent's Agreements") to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; and each of the Parent's Agreements has been duly authorized and approved by the Board of Directors of the Parent and no further action on its part or on the part of its shareholders is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, the Parent's Agreements. In addition, this Agreement has been duly authorized and approved by the Board of Directors of Acquisition Corp. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Acquisition Corp. or the Parent to execute and deliver this Agreement and the Parent's Agreements, respectively and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any Governmental Authority is necessary to make this Agreement and the Parent's Agreements valid instruments binding upon Acquisition Corp. and the Parent, respectively, in accordance with their respective terms.

                  Section 5.2 EXECUTION AND DELIVERY. Acquisition Corp. and the Parent are not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement and the Parent's Agreements, respectively. This Agreement has been duly executed and delivered by Acquisition Corp. and the Parent and constitutes the legal, valid and binding obligations of Acquisition Corp. and the Parent, enforceable against Acquisition Corp. and the Parent in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  Section 5.3 STOCKHOLDER APPROVAL OF MERGER. The Parent, the sole stockholder of Acquisition Corp. has voted to approve this Agreement and the transactions contemplated hereby and no approval of the shareholders of Parent is required to approve this Agreement and the transactions contemplated hereby.

                  Section 5.4 NO CONFLICTS; ABSENCE OF DEFAULTS. The execution, delivery and performance of this Agreement and the Parent's Agreements by Acquisition Corp. and the Parent, respectively and the consummation of the transactions contemplated hereby and thereby does not and will not conflict with or violate (a) the Certificate of Incorporation or By-laws of Acquisition Corp. or the Parent or (b) any agreement governing the organization, management, business or affairs of Acquisition Corp. or the Parent or, in any material respect, any agreement or instrument to which Acquisition Corp. or the Parent may be a party or by which the Parent (or any of their respective properties) is bound, or (c) any material law, administrative regulation or rule or court order, judgment or decree applicable to Acquisition Corp. or the Parent; nor will the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby constitute a material breach of, or any event of default under, any material contract or agreement to which the Acquisition Corp. or the Parent is bound, or by which Acquisition Corp. or the Parent (or any of their respective properties) may be bound or affected.

                  Section 5.5 INVESTMENT. (a) Acquisition Corp. is acquiring the Shares solely for its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act.

                  (b) Each of Acquisition Corp. and the Parent acknowledges that it has had an opportunity to evaluate all information regarding LPC as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement. Each of Acquisition Corp. and the Parent has received and read and is familiar with the LPC Stockholders' Agreements. Each of Acquisition Corp. and the Parent has had an opportunity to ask questions of and receive answers from representatives of LPC and the LPC Stockholders concerning the terms and conditions of this transaction. Each of Acquisition Corp. and the Parent has substantial experience in evaluating non-liquid investments and is capable of evaluating the merits and risks of an investment in LPC.

                  Section 5.6 CAPITALIZATION. The authorized capital stock of the Parent consists of (i) 20,000,000 shares of Common Stock and (ii) 3,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. As of September 30, 1996, 7,200,655 shares of Parent Common Stock are issued and outstanding. The capital stock of the Parent is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. Except as set forth on SCHEDULE 5.6, the Parent does not have outstanding, and is not bound by or subject to, any subscription, option, warrant, call, right, contract, commitment, agreement, understanding or arrangement to issue any additional shares of capital stock of the Parent, including any right of conversion or exchange under any outstanding security or other instrument, and no shares are reserved for issuance for any purpose.

                  Section 5.7 SEC REPORTS AND FINANCIAL STATEMENTS. The Parent has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to the LPC Stockholders true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports has been prepared from, and are in accordance with, the books and records of the Parent, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of the Parent as at the dates thereof or for the periods presented therein.

                  Section 5.8 NO UNDISCLOSED LIABILITIES. Except as described in the SEC Reports, the Parent has no debts, liabilities or obligations of any kind, whether liquidated, unliquidated, direct, accrued, absolute, contingent or otherwise, whether due or to become due, except as incurred in the ordinary course of business, that would have a material adverse effect on the Parent.

                  Section 5.9 BROKER. Other than with respect to a fee required to be paid to Resource Holdings Associates, L.P. in connection with the transactions contemplated hereunder, which fee will be borne by Parent exclusively, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of Acquisition Corp. or the Parent.

                  Section 5.10 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. Each of Acquisition Corp. and Parent has full corporate power and authority to execute and deliver this Agreement and to assume and perform all of its obligations hereunder. The execution and delivery of the this agreement by Acquisition Corp. and Parent and the performance by Acquisition Corp. and Parent of their obligations hereunder have been duly authorized by their Boards of Directors and no further authorization on the part of Acquisition Corp. and Parent or their shareholders is necessary to authorize the execution and delivery by them of, and the performance of their obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Acquisition Corp. and Parent to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any governmental authority is necessary to make this Agreement a valid instrument binding upon Acquisition Corp. and Parent in accordance with its terms. This Agreement has been duly executed and delivered by Acquisition Corp. and Parent and constitutes a valid and binding obligation of Acquisition Corp. and Parent, enforceable in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  Section 5.11 REQUIRED FILINGS AND CONSENTS; NO CONFLICT. Neither Acquisition Corp. nor Parent is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement. The execution, delivery and performance of this Agreement by Acquisition Corp. and Parent and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any law, regulation, judgment, order or decree binding upon Acquisition Corp. or Parent, (b) conflict with or violate any provision of their articles of incorporation or Bylaws, or (c) conflict with or result in a breach of any condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Acquisition Corp. or Parent pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, loan agreement, mortgage, deed of trust, lease, contract, license, franchise or other agreement or instrument to which Acquisition Corp. or Parent is a party or which is or purports to be binding upon Acquisition Corp. or Parent or by which any of their respective properties are bound, except for conflicts, breaches, defaults, events of default or impositions that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by

Acquisition   Corp.  and  Parent  and  the   consummation  of  the  transactions
contemplated hereby and thereby will not result in the loss of any license, franchise, legal privilege or permit possessed by Acquisition Corp. or Parent or give a right of termination to any party to any agreement or other instrument to which Acquisition Corp. or Parent is a party or by which any of their respective properties are bound, except for losses or rights of termination that would not have a Material Adverse Effect.

                  Section 5.12 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in SCHEDULE 5.12, since October 1, 1996, there has not been, with respect to the Parent, (i) any change or event that has caused a Material Adverse Effect; (ii) any strike, picketing, work slowdown or labor disturbance;
(iii) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties; (iv) any redemption or other acquisition by it of Parent Common Stock or any declaration or payment of any dividend or other distribution in cash, stock or property with respect thereto; (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; (vi) any transfer, assignment or sale of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names, copyrights or other assets other than those transferred, assigned, sold or granted in the ordinary course of business and consistent with past practice; (vii) any mortgage, pledge, security interest or imposition of any other encumbrance on any assets or properties except in the ordinary course of business; any payment of any debts, liabilities or obligations ("Liabilities") of any kind other than Liabilities currently due; (viii) any cancellation of any debts or claims or forgiveness of amounts owed to Parent; or (ix) any change in accounting principles or methods (except insofar as may have been required by a change in U.S. GAAP). Except as set forth in SCHEDULE 5.12, since October 1, 1996, Parent has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations except as agreed to in writing by LPC or otherwise disclosed herein.

                  Section 5.13 TAXES AND TAX RETURNS. (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (b) Parent has (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to Parent, or are properly on extension and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its Balance Sheet (in accordance with GAAP) all Taxes shown to be due on such Tax Returns. There are no liens for Taxes upon the assets of Parent for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Parent has not received any notice of audit, is, to its knowledge, undergoing any audit of its Tax Returns, or has received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes of Parent which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by Parent with respect to any Tax Returns which relate to Parent, as the case may be. Parent has not filed a request with the Internal Revenue Service for changes in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of Parent.

                  Section 5.14 EMPLOYEE BENEFIT PLANS. SCHEDULE 5.14 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Parent Employee Plans") which Parent presently maintains, to which Parent presently contributes or under which Parent has any liability and which relate to employees or independent contractors of Parent. The Parent Employee Plans administered by Parent have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Parent Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and, to the best of Parent's knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) in material amounts required by law or contract to have been made or accrued by Parent or any such Subsidiary under or with respect to any Parent Employee Plan have been paid or accrued by Parent, as the case may be. Without limiting the foregoing, there are no material unfunded liabilities under any Parent Employee Plan. Neither Parent has received notice of any investigation, litigation or other enforcement action against Parent with respect to any of the Parent Employee Plans. There are no pending actions, suits or claims by former or present employees of Parent (or their beneficiaries) with respect to Parent Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

                  (a) Each  "employee  pension  benefit  plan,"  as  defined  in section 3(2) of ERISA, maintained by Parent or any of its subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Parent or any of its subsidiaries under section 414(b), (c), (m) or (o) of the Code ("Parent ERISA Affiliate") or to which Parent or any Parent ERISA Affiliate contributed or is obligated to contribute thereunder (the "Parent Pension Plans"), is listed on SCHEDULE 5.14(A). All such plans that are intended to qualify under section 401 ET SEQ. of the Code do so qualify, the trusts maintained pursuant thereto (the "Parent Pension Trusts") that are intended to be exempt from federal income taxation under section 501 of the Code are so exempt, and Parent has received a determination letter from the IRS with respect to each such Parent Pension Plan and each such Parent Pension Trust to the effect that such Parent Pension Plan is qualified and such Parent Pension Trust is exempt. No such determination letter has been revoked, no revocation has been threatened and nothing has occurred with respect to the operation of any Parent Pension Plan that could reasonably be expected to cause such revocation. Except as described on SCHEDULE 5.14(A), none of the Parent Pension Plans or Parent Pension Trusts have been amended since the effective date of each respective determination letter.

                  (b) Each  "employee  welfare  benefit  plan,"  as  defined  in section 3(1) of ERISA, each other employee benefit arrangement or payroll practice, including, without limitation, all severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance, and scholarship plans or programs maintained by Parent or any of its subsidiaries or to which Parent or any of its subsidiaries contributed or is obligated to contribute thereunder (all such plans being hereinafter referred to as the "Parent Employee Benefit Plans") and each trust maintained pursuant to an Parent Employee Benefit Plan (the "Parent Benefit Trusts") is listed on SCHEDULE 5.14(B). Parent has received a determination letter from the IRS with respect to each Parent Employee Benefit Trust that is intended to be exempt from federal taxation under section 501 of the Code. No such determination letter has been revoked, no revocation has been threatened, and nothing has occurred with respect to the operation of any Parent Employee Benefit Trust that could reasonably be expected to cause such revocation. Except as described on SCHEDULE 5.14(B), none of the Parent Employee Benefit Trusts have been amended since the effective date of each respective determination letter.

                  (c) Parent has delivered to LPC (i) a true, correct, and complete copy of each Parent Pension Plan, including copies of all amendments made since the most recent favorable determination letter, or Parent Employee Benefit Plan, or, in the case of any unwritten Parent Employee Benefit Plan, descriptions thereof; (ii) copies of the three most recent annual reports (Form 5500 series) filed with the IRS with respect to each Parent Pension Plan or Parent Employee Benefit Plan for which such report is required by applicable law, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (iii) the most recent summary plan description for each Parent Pension Plan or Parent Employee Benefit Plan for which such a summary plan description is required by applicable Law; (iv) each trust agreement and insurance or annuity contract relating to any Parent Pension Plan or Parent Employee Benefit Plan; and (v) each service agreement and other administrative contract relating to any Parent Pension Plan or Parent Employee Benefit Plan.

                  (d) Except as described on SCHEDULE 5.14(D), neither Parent nor any Parent ERISA Affiliate has ever contributed to any multi-employer pension plan subject to section 413 of the Code, or multiple welfare arrangement, as defined in section 3(40) of ERISA.

                  (e) There is no violation of ERISA, the Code or other applicable law with respect to the filing of reports, returns, and other similar documents required to be filed with any governmental agency with respect to any Parent Pension Plan or Parent Employee Benefit Plan. All reports, returns or similar documents required to be distributed to any Parent Pension Plan or Parent Employee Benefit Plan participant have been timely distributed.

                  (f) The Parent Pension Plans and Parent Employee Benefit Plans have been maintained and administered in accordance with their terms and with all provisions of ERISA, the Code and other applicable Law, and neither Parent nor any of its subsidiaries or any "party-in-interest" or "disqualified person" with respect to the Parent Pension Plans and the Parent Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of section 4975 of the Code or section 406 of ERISA. Parent and each Parent ERISA Affiliate has performed all of its obligations currently required to have been performed under all Parent Pension Plans and Parent Employee Benefit Plans. No event has occurred that could subject Parent, any Parent ERISA Affiliate or any Parent Pension Trust or Parent Employee Benefit Trust, as applicable, to any tax liability arising under section 511 of the Code that has not been timely paid. Parent and all Parent ERISA Affiliates have complied with all obligations imposed by section 4980B of the Code.

                  (g) None of Parent, any trustee, administrator or other fiduciary has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject Parent or any fiduciary to any liability for breach of fiduciary duty under ERISA or other applicable Law. With respect to any Parent Pension Plan and Parent Employee Benefit Plan, Parent Pension Trust or Parent Employee Benefit Trust, no insurance contract, annuity contract, or other agreement or arrangement will impose a penalty, discount, sales charge, or other reduction on account of the withdrawal of assets from such organization or the change in investment or such assets.

                  (h) Except as disclosed on SCHEDULE 5.14(H), there has been no "reportable event" as that term is defined in section 4043 of ERISA and the regulations thereunder with respect to the Parent Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under section 404(c)(3)(C) or 4063(a) of ERISA.

                  (i) Except as  disclosed  on  SCHEDULE  5.14(I),  neither  the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees; (ii) increase any benefits otherwise payable under any Parent Employee Benefit Plan or Parent Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed on SCHEDULE 5.14(I), there are no severance agreements, employment agreements, or consulting agreements between Parent and any employee or any individual which provide for payments over a period in excess of one year or which when aggregated with all such agreements or arrangements provides for total payments in excess of $100,000. True, correct and complete copies of all such severance agreements, employment agreements and consulting agreements have been provided to Parent.

                  (j) Except as disclosed on SCHEDULE 5.14(J) hereto, no stock or other security issued by Parent or any of its subsidiaries forms or has formed a part of the assets of any Parent Pension Plan or Parent Employee Benefit Plan within the last five years.

                  (k) Except as disclosed on SCHEDULE 5.14(K), all contributions to, and payments from, each Parent Pension Plan and Parent Employee Benefit Plan that have been required to be made in accordance with the terms of such plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made; (ii) there has been no application for or waiver of the minimum funding standards of section 412 of the Code with respect to the Parent Pension Plan; and (iii) none of the Parent Pension Plans has an "accumulated funding deficiency" within the meaning of section 412(a) of the Code as of the end of the most recently completed plan year. As of the most recent valuation date for each Parent Pension Plan that is a "defined benefit pension plan," as defined in section 3(35) of ERISA (hereinafter a "Defined Benefit Plan"), there was not any amount of "unfunded benefit liability." Parent is not aware of any facts or circumstances that could change the funded status of any such Defined Benefit Plan. Parent has furnished Parent with the most recent actuarial report or valuation with respect to each Defined Benefit Plan.

                  (l) Except as disclosed on SCHEDULE 5.14(L), all premium payments due to the Pension Benefit Guaranty Corporation pursuant to section 4007 of ERISA prior to the date hereof have been timely paid.

                  (m) Except as disclosed on SCHEDULE 5.14(M), there are no investigations by any Governmental Authority, other claims, suits or proceedings against or involving any Parent Pension Plan or Parent Employee Benefit Plan, and no events of default that could give rise to liability to Parent or any Parent ERISA Affiliate.

                  (n) Except as disclosed on SCHEDULE 5.14(N), no employee or former employee of Parent or any Parent ERISA Affiliate is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than (i) death or retirement benefits under an Parent Pension Plan; or (ii) continuation coverage pursuant to section 4980B of the Code.

                  (o) Except as disclosed on SCHEDULE 5.14(O), neither Parent nor any of its subsidiaries has incurred, nor, after the Closing, will Parent or the Parent incur, any liability under Sections 106(b)(1), 162(i)(2) or 4980B of the Code with respect to any failure to comply by Parent or any of its subsidiaries with the continuation health care coverage requirements of Section 162(k)/4980B of the Code and Sections 601 and 608 of ERISA, which failure occurs with respect to any person who is or was a qualified beneficiary of an Employee (as defined in Section 162(k)(7)(B)/4980B(g)(1) of the Code).

                  Section  5.15  TITLE  TO  PROPERTY.  Except  as set  forth  on
SCHEDULE 5.15, Parent has good and marketable title, or valid leasehold rights (in the case of leased property), to all real property and all personal property owned or leased by it or used by it in the operation of its businesses, free and clear of all encumbrances, excluding (i) liens for taxes, fees, levies, imposts, duties or governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; (ii) liens for mechanics, materialmen, laborers, employees, suppliers or other which are not yet delinquent or are being contested in good faith by appropriate proceedings; (iii) liens created in the ordinary course of business in connection with the leasing or financing of office, computer and related equipment and supplies; (iv) easements and similar encumbrances ordinarily created for fuller utilization and enjoyment of property; and (v) liens or defects in title or leasehold rights that either individually or in the aggregate do not and will not have a Material Adverse Effect. All of such owned or leased property with a value in excess of $10,000 is listed on SCHEDULE 5.15 hereto, as well as a brief description of each such property, which if leased shall include the termination date and the conditions of renewal of such lease.

                  Section 5.16 TRADEMARKS, PATENTS AND COPYRIGHTS. SCHEDULE 5.16 hereto sets forth all patents, trademarks, copyrights, service marks and trade names, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from Parent relating to any of the foregoing ("Parent Rights"). There are no other patents, trademarks, copyrights, service marks or trade names which are material to the business of Parent as presently conducted. To the best of its knowledge, Parent has the right to use, free and clear of any claims or rights of others, all trade secrets, know-how, processes, technology, blue prints and designs utilized in or incident to its business as presently conducted ("Trade Secrets") and such use does not infringe on any patent, trademark, copyright, service mark or trade name. Except as set forth on SCHEDULE 5.16 hereto, Parent has not received notice of any adversely held patent, invention, trademark, copyright, service mark or trade name of any other person or notice of any claim of any other person relating to any of the Parent Rights set forth on SCHEDULE 5.16 hereto or any Trade Secret of Parent and Parent does not know of any basis for any such charge or claim. All Trade Secrets are protected against the use of such Trade Secrets by other persons to an extent and in a manner customary in the industries in which Parent operates. To the best of their knowledge, there is no present or threatened use or encroachment of any Trade Secret which could result in a Material Adverse Effect.

                  Section 5.17 LEGAL PROCEEDINGS, CLAIMS, INVESTIGATIONS, ETC. Except as set forth on SCHEDULE 5.17, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of Parent, threatened, against Parent, or any director, officer or any employee of Parent relating to the business of Parent. Parent has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to the business of Parent. Parent is not currently subject to any material judgment, order, injunction or decree of any court, arbitral authority, administrative agency or other governmental authority.

                  Section 5.18 INSURANCE. SCHEDULE 5.18 hereto sets forth a list and brief description of all existing insurance policies maintained by Parent pertaining to its business properties, personnel or assets. Parent is not in default with respect to any provision contained in any insurance policy, and has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. Except as set forth on SCHEDULE 5.18 hereto, all such policies shall have been delivered prior to the Closing to Parent and are in full force and effect. All payments with respect to such policies are current and Parent has not received any notice threatening a suspension, revocation, modification or cancellation of any such policy.

                  Section 5.19  MATERIAL  CONTRACTS.  (a) Except as set forth in
SCHEDULE 5.19 hereto, Parent is not a party to and is bound by any contract or has any commitment (including contracts or commitments pertaining to employment), whether written or oral which has a term in excess of one year and will result in payments in excess of $10,000 or require material performance on the part of Parent. Each of the contracts and commitments set forth in SCHEDULE
5.19 hereto and each of the other material contracts and commitments to which Parent is a party, is valid and existing, in full force and effect and enforceable in accordance with its terms (subject to laws affecting creditors' rights and equitable principles) and there is no material default or claim of default against Parent or any notice of termination with respect thereto. To the extent required thereby, Parent has complied in all material respects with all requirements of, and performed all of its obligations under, such contracts and commitments. In addition, no other party to any such contract or commitment is, to the best of Parent's knowledge, in default under or in breach of any material term or provision thereof, and there exists no condition or event which, after notice or lapse of time or both, would constitute a material default by any party to any such contract or commitment. Copies of all the written documents and a synopsis of all oral contracts and commitments described in SCHEDULE 5.19 hereto have heretofore been made available to the LPC and are true and complete and include all amendments and supplements thereto and modifications thereof to and including the date hereof.

                  (b) Except as set forth in SCHEDULE 5.19 hereto, Parent is not a party to any oral or written (i) agreement with any consultant, executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan and the like, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement.

                  Section  5.20  CERTAIN  TRANSACTIONS.  Except  as set forth in
SCHEDULE 5.20 hereto, neither any officer, director or any employee of Parent, nor any member of any such person's immediate family is presently a party to any material transaction with Parent relating to the business of Parent, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of Parent), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

                  Section 5.21 ENVIRONMENTAL MATTERS. (a) Parent is not the subject of, or to its knowledge being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of Parent. Parent has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. Except as set forth in SCHEDULE 5.21 hereto, Parent has not been notified of any conditions on or off the properties of Parent which will give rise to any liabilities of Parent, under any Federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 5.20, an investigation shall include, but is not limited to, any written notice received by Parent which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) Except as set forth in SCHEDULE 5.21 hereto, there are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which Parent (or, to the best of Parent's knowledge, any previous occupant of Parent's facilities) has used, stored or otherwise held in or on any of the facilities of Parent, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The facilities have been maintained by Parent in material compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. Parent has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by Parent at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. To the best of the knowledge of Parent, there have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of Parent. Parent has not installed any underground storage tanks in any of its facilities and, to the best of Parent's knowledge, none of such facilities contain any underground storage tanks.

                  Section 5.22 ILLEGAL PAYMENTS. Parent has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Parent, which Parent knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. Parent has not participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

                  Section 5.23 COMPLIANCE WITH LAW. Parent has complied in all material respects with all laws, rules, regulations, arbitral determinations, orders, writs, decrees and injunctions which are applicable to or binding upon Parent or its properties, except where such failure would not cause a Material Adverse Effect.

                  Section 5.24 BUSINESS RELATIONSHIPS. Although there can be no assurance that such relationships or arrangements will continue, Parent has no material business relationship or arrangements of any nature whatsoever which it knows or has reason to believe will not be available to Parent, following the consummation of the transactions contemplated hereby, on substantially the same terms or conditions as they are currently available to Parent.

                  Section 5.25 SUPPLIERS AND  CUSTOMERS.  Except as set forth in
SCHEDULE 5.25, no material supplier or customer of Parent has during the past twelve months cancelled or otherwise terminated its services or supplies to Parent or its use or purchase of Parent's products or services, as the case may be, or has communicated any threat to Parent's management to do so. Parent has no knowledge that any material supplier or customer intends to cancel or otherwise terminate its relationship with Parent or the usage or purchase of the products of Parent or that the transactions contemplated by this Agreement will result in any such termination. Notwithstanding the foregoing, Parent has completed projects during the past 12 months which will not be renewed.

                  Section 5.26 FULL DISCLOSURE. All schedules and annexes to this Agreement (collectively, "Parent Documents") delivered by or on behalf of Parent pursuant to this Agreement are true and complete in all material respects and are authentic. No representation or warranty of Parent contained in this Agreement, and no Parent Document furnished by or on behalf of Parent to LPC or the LPC Stockholders pursuant to this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

                                   ARTICLE VI

                     COVENANTS OF LPC, THE LPC STOCKHOLDERS,
                        ACQUISITION CORP. AND THE PARENT

                  Section 6.1 COVENANTS OF LPC AND LEONARD PARKER REGARDING CONDUCT OF BUSINESS OPERATIONS PENDING THE CLOSING. LPC and Leonard Parker covenant and agree that between the date of this Agreement and the Closing Date, LPC will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i) preserve its business organization intact, (ii) retain the services of its present employees, and (iii) preserve the good will of its suppliers and customers, will not enter into any material commitments for services or otherwise without the prior written notification to, and written approval of, such contemplated action by the Parent and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, LPC and Leonard Parker shall not (except as contemplated hereunder), between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of the Parent:

                  (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of LPC;

                  (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; PROVIDED, HOWEVER, that LPC may (1) distribute to the LPC Stockholders the property-automobiles as set forth on SCHEDULE 6.1(B)(I) hereof, (2) distribute the $100,000 investment owned by LPC in Watermark Investments Ltd. in such amounts and to such LPC Stockholders as set forth on SCHEDULE 6.1(B)(I) hereof, (3) distribute all of the assets of the Leonard Parker Trust in such amounts and to such persons as set forth on
SCHEDULE 6.1(B)(I) hereof, and (4) distribute cash to the stockholders and/or employees of LPC in such amount as to reduce stockholders' equity of LPC to $2,150,000 inclusive of "Advances to Parker Reorder," regardless of the treatment or classification of such advances under GAAP, less the reasonable expenses incurred by LPC in connection with the transactions contemplated by this Agreement; (iii) other than under any existing credit facility, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice and except with regard to the borrowing by LPC of sufficient cash to enable the distribution or payments referred to in clause (iv) above;
(iv) authorize any single capital expenditure or series of related capital expenditures each of which, individually or in the aggregate, is in excess of $10,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

                  (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any LPC Employee Plan to any employee, independent contractor or consultant, enter into any new LPC Employee Plan or any new consulting agreement or grant or establish any awards under such LPC Employee Plan or agreement, in any such case providing for payments of more than $10,000, or adopt or otherwise amend any of the foregoing; PROVIDED, HOWEVER, that LPC may (i) distribute to Douglas Parker, Bradley Parker, Philip Parker, Mitchell Parker and Gregg Parker the life insurance policies on the lives of each of them held by LPC and (ii) distribute to Leonard Parker the whole life insurance policy on the life of Leonard Parker in the amount of $160,000 as set forth on SCHEDULE 6.1(B)(I) hereof;

                  (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures, other than such actions deemed necessary to comply with U.S. GAAP (including without limitation its procedures with respect to the payment of accounts payable);

                  (f) except in the ordinary course of business, enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than agreements, if any, relating to the transactions contemplated hereby; or

                  (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of their respective representations or warranties contained in this

Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

                  Section 6.2 COVENANTS OF PARENT REGARDING CONDUCT OF BUSINESS OPERATIONS PENDING THE CLOSING. Parent covenants and agrees that between the date of this Agreement and the Closing Date, Parent will carry on its business in the ordinary course and consistent with past practice, will use its best efforts to (i) preserve its business organization intact, (ii) retain the services of its present employees, and (iii) preserve the good will of its suppliers and customers, will not enter into any material commitments for services or otherwise without the prior written notification to, and written approval of, such contemplated action by LPC and will not, except in the ordinary course of business, purchase, sell, lease or dispose of any property or assets or incur any liability or enter into any other extraordinary transaction. By way of amplification and not limitation, Parent shall not (except as contemplated hereunder), between the date of this Agreement and the Closing Date, directly or indirectly, do any of the following without the prior written consent of LPC:

                  (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Parent;

                  (b) (i) make any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of its assets; (iii) other than under any existing credit facility, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm, or corporation, or enter into any contract or agreement to do so, except in the ordinary course of business and consistent with past practice; (iv) authorize any single capital expenditure or series of related capital expenditures each of which, individually or in the aggregate, is in excess of $10,000; or (v) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

                  (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to its policies in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any Parent Employee Plan to any employee, independent contractor or consultant, enter into any new Parent Employee Plan or any new consulting agreement or grant or establish any awards under such Parent Employee Plan or agreement, in any such case providing for payments of more than $10,000, or adopt or otherwise amend any of the foregoing;

                  (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures, other than such actions deemed necessary to comply with U.S. GAAP (including without limitation its procedures with respect to the payment of accounts payable);

                  (f) except in the ordinary course of business, enter into or terminate any material contract or agreement or make any material change in any of its material contracts or agreements, other than agreements, if any, relating to the transactions contemplated hereby; or

                  (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any action which would make any of their respective representations or warranties contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of a future date.

                  Section 6.3 NO OTHER NEGOTIATIONS. Prior to the termination of this Agreement, LPC and the LPC Stockholders covenant and agree that between the date of this Agreement and through February 28, 1997 (the "Exclusivity Period"), they will not, nor will they permit any of their affiliates (including any officers, directors, employees, financial advisors, brokers, stockholders or any other person acting on their behalf) to, (a)(i) take any action intended to encourage discussions or negotiations, (ii) participate in discussions or negotiations or (iii) provide any information, access to books or records to or with any person or entity other than Acquisition Corp. and the Parent, relating to a merger of LPC or sale of the capital stock or assets of LPC, (b) rescind, suspend or delay any Required Filings and Consents (as defined below) or (c) enter into or alter any agreement or option with respect to the Shares.

                  Section 6.4 BOARD REPRESENTATIVE. At such time as the Parent Preferred Stock is no longer issued and outstanding, provided that the LPC Stockholders shall own no less than 10% of the issued and outstanding shares of Parent Common Stock (or the right to acquire such shares within 60 days), following the Closing the Parent shall use its best efforts to nominate and cause two persons designated by Leonard Parker to be elected to its Board of Directors and to have one of such designated persons serve on the audit and compensation committees (to the extent such committees then exist) of its Board of Directors; provided, however, that the person designated to serve on the audit and/or compensation committees may not be an officer or employee of Parent or any of its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors of the Parent, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of such committee(s).

                  Section 6.5 REGULATORY APPROVALS. Parent, LPC and each of the LPC Stockholders covenant and agree to fully cooperate in obtaining any Required Filings and Consents.

                  Section 6.6 DUE DILIGENCE REVIEW.  (a) LPC and each of the LPC
Stockholders shall, upon reasonable notice, give access to, and cooperate fully with, the attorneys, auditors, representatives and agents of the Parent to conduct a due diligence review of the business activities of LPC, including all management matters, all financial, accounting and business records and all contracts and other legal documents (the "Due Diligence Review"), including, but not limited to, all financial information, reasonably requested by the Parent or its attorneys, auditors, representatives and agents, and all financial statements required by the rules and regulations promulgated under the Securities Act.

                  (b) The Parent shall, upon reasonable notice, give access to, and cooperate fully with, the attorneys, auditors, representatives and agents of LPC to conduct a due diligence review of the business activities of the Parent, including all management matters, all financial, accounting and business records and all contracts and legal documents, including, but not limited to, all financial information, reasonably requested by LPC or its attorneys, auditors, representatives and agents. LPC shall, upon reasonable notice, give access to, and cooperate fully with, the attorneys, auditors, representatives and agents of Parent to conduct a due diligence review of the business activities of the Parent, including, but not limited to, all financial information, reasonably requested by Parent or its attorneys, auditors, representatives and agents.

                  Section 6.7 ANNOUNCEMENTS. (a) Unless required by applicable law or regulatory authority, neither any LPC Stockholder, LPC or any affiliate of any of the foregoing shall issue any report, statement or press release to the public, the trade, or the press or any third party relating to this Agreement or the transactions contemplated hereby, except as agreed to in writing by the Parent before the issuance thereof.

                  (b) Unless required by applicable law or regulatory authority, neither Acquisition Corp., Parent or any affiliate of the foregoing shall issue any report, statement or press release to the public, the trade, or the press or any third party relating to this Agreement or the transactions contemplated hereby, except as agreed to in writing by the LPC Stockholders before the issuance thereof.

                  Section 6.8 ADDITIONAL COVENANTS OF LPC, THE LPC STOCKHOLDERS AND THE PARENT. Each of LPC, the LPC Stockholders, Acquisition Corp. and the Parent covenant and agree:

                  (a) BEST EFFORTS. To proceed diligently and use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement, including the execution and delivery of the Registration Rights Agreement and the Employment Agreements.

                  (b) COMPLIANCE. To comply in all material respects with all applicable rules and regulations of any Governmental Authority in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby; to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                  (c) NOTICE. To give prompt notice to the other party or parties of (i) the occurrence, or failure to occur, of any event whose occurrence or failure to occur, would be likely to cause any representation or warranty contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure on its part, or on the part of any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (d) CONFIDENTIALITY. To hold in strict confidence all data and information obtained from the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party (unless such information is or becomes publicly available without the fault of any representative of such party, or public disclosure of such information is required by law in the opinion of counsel to such party) and shall insure that such representatives do not disclose information to others without the prior written consent of the other party hereto, and in the event of the termination of this Agreement, to cause its representatives to return promptly every document furnished by the other party hereto or any subsidiary, division, associate, representative, agent or affiliate of any such party in connection with the transactions contemplated hereby and any copies thereof which may have been made, other than documents which are publicly available.

                  (e) Following the Closing, at the request of LPC, the LPC Stockholders will cause all of the shares of the capital stock of the Sister Companies, or the benefits thereof, owned by them to be transferred to LPC or its designee.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                          LPC AND THE LPC STOCKHOLDERS

                  The obligations of the LPC Stockholders and LPC under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

                  Section 7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Acquisition Corp. and the Parent contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and the LPC Stockholders shall have received a certificate to that effect and as to the matters set forth in Section
7.2 hereof, dated the Closing Date, from the Chief Executive Officer of the Parent.

                  Section 7.2 PERFORMANCE OF COVENANTS. Acquisition Corp. and the Parent shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  Section 7.3 NO PROCEEDINGS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits Acquisition Corp's or the Parent's ownership of the Shares shall have been issued or entered and remain in effect.

                  Section 7.4 CONSENTS AND APPROVALS. All filings and registrations with, and notifications to, all federal, state, local and foreign authorities required for consummation of the transactions contemplated by this Agreement shall have been made, and all consents, approvals and authorizations of all federal, state, local and foreign authorities and parties to material contracts, licenses, agreements or instruments required for consummation of the transactions contemplated by this Agreement (the "Required Filings and Consents") shall have been received and shall be in full force and effect.

                  Section 7.5 EMPLOYMENT AGREEMENTS. The Employment Agreements shall have been executed by the parties thereto.

                  Section 7.6 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been executed by the parties thereto.

                  Section 7.7  OPINION OF  ACQUISITION  CORP'S AND THE  PARENT'S
COUNSEL. LPC and the LPC Stockholders shall have received the opinion of Olshan Grundman Frome & Rosenzweig LLP, counsel to Acquisition Corp. and the Parent, dated as of the Closing Date, in a form reasonably satisfactory to LPC, substantially to the effect that: (i) Acquisition Corp. and the Parent are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation; (ii) Acquisition Corp. has the corporate power to enter into this Agreements, and to consummate the transactions contemplated hereby and the Parent has the corporate power to enter into the Parent's Agreements, and to consummate the transactions contemplated hereby and thereby; (iii) the execution and delivery of this Agreement and the Parent's Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Acquisition Corp. and the Parent, respectively; (iv) this Agreement has been duly executed and delivered by Acquisition Corp. and the Parent's Agreements have been duly executed and delivered by the Parent and (assuming that it is a valid and binding obligation of the other parties thereto) are valid and binding obligations of Acquisition Corp. and the Parent and enforceable against Acquisition Corp. and the Parent in accordance with their respective terms, except as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (v) the issuance and delivery of the shares to be issued to the LPC Stockholders as the Merger Consideration have been duly authorized, and when issued and delivered to the LPC Stockholders will be validly issued, fully-paid and nonassessable; (vi) the execution, delivery or performance of this Agreement by Acquisition Corp. and the consummation by Acquisition Corp. of the transactions herein, to the best of such counsel's knowledge, do not conflict with or result in a breach of, or default under, Acquisition Corp.'s articles of incorporation or bylaws or any material indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other material agreement or other material instrument to which the Acquisition Corp. is a party or by which Acquisition Corp. is bound or to which any of the property of the Parent is subject, and (vii) the execution, delivery or performance of the Parent's Agreements by the Parent and the consummation by the Parent of the transactions herein and therein, to the best of such counsel's knowledge, do not conflict with or result in a breach of, or default under, the Parent's certificate of incorporation or bylaws or any material indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other material agreement or other material instrument to which the Parent is a party or by which the Parent is bound or to which any of the property of the Parent is subject. Such opinion shall be limited to the laws of the State of New York and United States federal law. In so far as the opinion expressed above relates to matters that are governed by the State of Florida, such counsel may assume that the laws of the State of Florida are identical to the laws of the State of New York.

                  Section 7.8 MATERIAL CHANGES. Since the date hereof, there shall not have been any material change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of Parent.

                                  ARTICLE VIII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                        ACQUISITION CORP. AND THE PARENT

                  The obligations of Acquisition Corp. and the Parent under this Agreement are subject to the satisfaction, on or prior to the Closing Date, unless waived in writing, of each of the following conditions:

                  Section 8.1 REPRESENTATION AND WARRANTIES TRUE. The representations and warranties of LPC, Leonard Parker and the LPC Stockholders contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and the Parent shall have received a certificate to that effect and as to the matters set forth in Section
8.2 hereof, dated the Closing Date, from the [President] or [Chief Executive Officer] of LPC and from each LPC Stockholder.

                  Section 8.2 PERFORMANCE OF COVENANTS. LPC, Leonard Parker and the LPC Stockholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

                  Section 8.3 NO PROCEEDINGS. No preliminary or permanent injunction or other order, whether pending or threatened, (including a temporary restraining order) of any state, federal or local court or other governmental agency or of any foreign jurisdiction which prohibits the consummation of the transactions which are the subject of this Agreement or prohibits the Parent's ownership of the Shares or operation of LPC's business shall have been issued or entered and remain in effect.

                  Section 8.4 CONSENTS AND APPROVALS. All Required Filings and Consents shall have been received and shall be in full force and effect.

                  Section 8.5 EMPLOYMENT AGREEMENT. The Employment Agreements shall have been executed by the parties thereto.

                  Section 8.6 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been executed by the parties thereto.

                  Section 8.7 OPINION OF LPC'S AND THE LPC STOCKHOLDERS' COUNSEL. The Parent shall have received the opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to LPC and the LPC Stockholders, dated the Closing Date, in form reasonably satisfactory to the Parent, substantially to the effect that: (i) LPC and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation; (ii) LPC has the corporate power, and each LPC Stockholder has full legal right, power and authority, to enter into the LPC Agreements and to consummate the transactions, contemplated hereby and thereby;
(iii) the execution and delivery of the LPC Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by requisite corporate action taken on the part of LPC; (iv) each of the LPC Agreements and the LPC Stockholders' Agreements have been executed and delivered by LPC and the LPC Stockholders and (assuming that each is a valid and binding obligation of the other parties thereto) is a valid and binding obligation of LPC or the LPC Stockholders enforceable against LPC the LPC Stockholders in accordance with its terms, as the case may be, except as enforceability may be limited by any bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally, and as such enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to any provision relating to covenants against competition; (v) the Shares are duly authorized, validly issued, fully paid and nonassessable, (vi) none of the execution, delivery or performance of the LPC Agreements by LPC or the LPC Stockholders' Agreements by the LPC Stockholders and the consummation by LPC and the LPC Stockholders of the transactions herein and therein contemplated, to the best of such counsel's knowledge, conflict with or result in a breach of, or default under, LPC's Articles of Incorporation or Bylaws or any contract or commitment of LPC set forth on SCHEDULE 3.15 hereto or any material indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other material agreement or other material instrument to which the LPC Stockholders are parties or by which the LPC Stockholders are bound or to which any of the property of the LPC Stockholders is subject; and (vii) upon filing of the Articles of Merger, the Merger will be effective, the separate corporate existence of Acquisition Corp. will cease and LPC will continue as the surviving corporation.

                  Section 8.8 CAPITALIZATION OF LPC. The stockholders' equity of LPC computed in accordance with generally accepted accounting principles and certified by the Parent's independent public accountants shall be equal to $2,150,000 less the reasonable expenses incurred by LPC in connection with the transactions contemplated by this Agreement. Should any of the "Advances to Parker Reorder" be required to be expensed under GAAP, the $2,150,000 referred to above shall be reduced by the amount of such expensed advances.

                  Section 8.9 MATERIAL CHANGES. Since the date hereof, there shall not have been any material adverse change in the business, operations, financial condition, assets, liabilities, prospects or regulatory status of LPC.

                  Section 8.10 RESIGNATIONS. Philip Parker, Mitchell Parker and Gregg Parker shall have resigned as directors of LPC and Leonard Parker, Bradley Parker and Gregg Parker shall have resigned as directors of Parker Reorder.

                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.1 INDEMNIFICATION BY LPC AND THE LPC STOCKHOLDERS. Subject to the limits set forth in this Article IX, LPC and each of the LPC Stockholders agrees to indemnify, defend and hold Acquisition Corp., the Parent and each of their respective directors, officers and advisors harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and reasonable attorneys' fees) (collectively, "Losses") that Acquisition Corp., the Parent or any of their respective affiliates may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty or covenant of LPC, contained in this Agreement. LPC and/or the LPC Stockholders will reimburse Acquisition Corp, the Parent and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  Section 9.2 INDEMNIFICATION BY THE LPC STOCKHOLDERS. Subject to the limits set forth in this Article IX, each of the LPC Stockholders, solely as to their individual representations and warranties and covenants, agrees to indemnify, defend and hold Acquisition Corp, the Parent and each of their respective directors and officers harmless from and against any and all Losses, that Acquisition Corp., the Parent or any of their affiliates may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty or covenant of such LPC Stockholder contained in this Agreement. Each such LPC Stockholder will reimburse Acquisition Corp, the Parent and each controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  Section 9.3 INDEMNIFICATION BY THE PARENT. Subject to the limits set forth in this Article IX, Acquisition Corp. and the Parent agrees to indemnify, defend and hold the LPC Stockholders harmless from and against any and all Losses that LPC and the LPC Stockholders or their affiliates may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty or covenant of Acquisition Corp. or the Parent contained in this Agreement. Acquisition Corp. and the Parent will reimburse LPC and the LPC Stockholders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

                  Section 9.4 SURVIVAL. The representations and warranties of LPC, the LPC Stockholders, Acquisition Corp. and the Parent set forth in Articles III, IV and V of this Agreement shall survive the Closing until the date that is 15 months after the Closing Date, except for those representations contained in Sections 3.2, 3.3, 3.9, 4.1, 5.3 and 5.6, which shall not terminate. The covenants and agreements of the LPC Stockholders, Acquisition Corp., the Parent and LPC shall not survive the Closing, except for the covenants and agreements set forth in Sections 6.2 and 6.4 and under Article IX hereof.

                  Section 9.5 LIMITATIONS. Neither LPC, the LPC Stockholders, Acquisition Corp. nor the Parent shall assert any claim against the other party or parties for indemnification hereunder with respect to any inaccuracy or breach of such warranties, representations, covenants or agreements unless and until the amount of all such claims shall exceed $100,000, in which event each indemnified person shall be entitled to be indemnified for the full amount of all claims arising hereunder in excess of $100,000. In no event shall the aggregate liability of LPC and the LPC Stockholders on the one hand and Parent and Acquisition Corp. on the other hand exceed $10,000,000. Any indemnification payable by the LPC Stockholders may be satisfied, at their option, (i) in cash,
(ii) by surrender of Preferred Stock, valued at its Stated Value, or (iii) by surrender of Parent Common Stock, valued at its current market value, or any combination thereof.

                  Section 9.6 THIRD PARTY CLAIMS. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third Party Claim") after the Closing Date, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing of the Third Party Claim within 30 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect his right of indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party (which counsel shall be reasonably satisfactory to the indemnified party), unless the indemnified party reasonably concludes that the assumption of control by the indemnifying party creates a risk of a significant adverse effect on the indemnified party's business operations, in which case the indemnifying party shall not be entitled to assume the defense thereof and shall be freed of any responsibility for indemnification thereunder. If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the indemnified party; PROVIDED, HOWEVER, that in the case of any Third Party Claim of which the indemnifying party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the indemnifying party.

                  Section 9.7 REDUCTION FOR INSURANCE. The gross amount which an indemnifying party is liable to, for, or on behalf of the indemnified party pursuant to this Article IX (the "Indemnifiable Loss") shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such indemnified party related to the Indemnifiable Loss and by any associated tax benefit. If an indemnified party shall have received or shall have had paid on its behalf an indemnity payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly insurance proceeds in respect of such Indemnifiable Loss, then such indemnified party shall pay to such indemnifying party the net amount of such insurance proceeds or, if less, the amount of such indemnity payment.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

                  Section 10.1 TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing (unless otherwise specified) as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of LPC and the Parent;

                  (b)  by   Acquisition   Corp.   or  the   Parent  (i)  if  any
representation or warranty of LPC or any of the LPC Stockholders set forth in this Agreement shall be untrue when made or shall have become untrue such that any condition set forth in Article VIII would not be satisfied as of the Closing Date, or (ii) upon a breach of any covenant or agreement on the part of LPC or any of the LPC Stockholders set forth in this Agreement such that any condition set forth in Article VIII would not be satisfied as of the Closing Date;

                  (c) by LPC (i) if any representation or warranty of Acquisition Corp. or the Parent set forth in this Agreement shall be untrue when made or shall have become untrue such that any condition set forth in Article VII would not be satisfied as of the Closing Date, or (ii) upon a breach of any covenant or agreement on the part of the Parent set forth in this Agreement such that any condition set forth in Article VII would not be satisfied as of the Closing Date;

                  (d) by either LPC or the Parent if the Closing does not occur on or before February 28, 1997.

                  Section 10.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement in accordance with Section 10.1(a) or (d) hereof, this Agreement shall forthwith become void, except as provided in Section 10.3, and there shall be no liability under this Agreement on the part of any party hereto or their respective affiliates, officers, directors, employees or agents by virtue of such termination.

                  Section 10.3 SURVIVAL AFTER TERMINATION. If this Agreement is terminated in accordance with Section 10.1 and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for (i) the provisions of Section 6.7(d) relating to the obligations of Acquisition Corp., the Parent, LPC and the LPC Stockholders to keep confidential and not to use certain information and data obtained by them from any other party and to return all such documents to such parties and
(ii) the provisions of Section 10.3.

                  Section 10.4 AMENDMENT. This Agreement may be amended only by the written agreement of Acquisition Corp., the Parent and all of the LPC Stockholders.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 EXPENSES. Each of the parties hereto shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby regardless of the failure to consummate transactions contemplated hereby.

                  Section 11.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a) If to Acquisition Corp. or the Parent to:

                           Hospitality Worldwide Services, Inc.
                           969 Third Avenue
                           New York, NY  10022
                           Attention:  Chief Executive Officer

                           with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention:  Robert H. Friedman, Esq.

                  (b) If to the LPC Stockholders, to the address listed on the signature pages hereto, if to LPC to:

                           The Leonard Parker Company
                           550 Biltmore Way
                           Coral Gables, FL 33134
                           Attention:

                           with a copy to:

                           Greenberg, Traurig, Hoffman, Lipoff,
                             Rosen & Quentel, P.A.
                           1221 Brickell Avenue
                           Miami, FL  33131
                           Attention:  Gary Epstein, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 11.2.

                  Section 11.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto including the letter of intent, as amended, dated November 13, 1996 among the Parent, LPC and Leonard Parker.

                  Section 11.4 BINDING EFFECT, BENEFITS, ASSIGNMENTS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

                  Section 11.5 APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  Section 11.6 JURISDICTION. (a) Any action or proceeding arising out of or relating to this Agreement, if commenced by LPC or the LPC Stockholders, must be determined in any New York state or Federal court sitting in the City of New York, New York. In such event, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state or Federal court sitting in the City of New York, New York over any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (b) Any action or proceeding arising out of or relating to this Agreement, if commenced by Acquisition Corp. or Parent, must be determined in any Florida state or Federal court sitting in the City of Miami, Florida. In such event, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Florida state or Federal court sitting in the City of Miami, Florida over any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Florida state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  Section 11.7 HEADINGS. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  Section 11.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                        HOSPITALITY WORLDWIDE SERVICES, INC.


                                        By: /S/ HOWARD G. ANDERS
                                           -------------------------------------
                                           Name: Howard G. Anders
                                           Title: Executive Vice President

                                        LPC ACQUISITION CORP.


                                        By: /S/ HOWARD G. ANDERS
                                           -------------------------------------
                                           Name: Howard G. Anders
                                           Title: Executive Vice President


                                        THE LEONARD PARKER COMPANY


                                        By: /S/ DOUGLAS PARKER
                                           -------------------------------------
                                           Name: Douglas Parker
                                           Title: President


/S/ LEONARD PARKER
-------------------------------------
LEONARD PARKER

Address: 5575 SW 93rd Street
         Miami, FL  33156


/S/ DOUGLAS PARKER
-------------------------------------
DOUGLAS PARKER

Address: 4140 Pinta Court
         Coral Gables, FL  33146


/S/ BRADLEY PARKER
-------------------------------------
BRADLEY PARKER

Address: 1251 North Greenway Drive
         Coral Gables, FL  33134


/S/ PHILIP PARKER
-------------------------------------
PHILIP PARKER

Address: 8465 SW 147th Street
         Miami, FL  33158

/S/ MITCHELL PARKER
-------------------------------------
MITCHELL PARKER

Address: 6225 SW 123rd Terrace
         Miami, FL  33156


/S/ GREGG PARKER
-------------------------------------
GREGG PARKER

Address: 120 6th Pl.
         Manhattan Beach, CA  90266

                                    ARTICLE I

                                   THE MERGER

         1.1           The Merger..............................................1
         1.2           Effective Time..........................................2
         1.3           Effect of the Merger....................................2
         1.4           Subsequent Actions......................................2
         1.5           Articles of Incorporation; By-Laws; Directors
                       and Officers............................................2
         1.6           Conversion of Securities................................3
         1.7           Delivery Of Merger Consideration........................3
         1.8           Fractional Shares.......................................4

                                   ARTICLE II

                                     CLOSING

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF LPC AND THE LPC STOCKHOLDERS

         3.1           Corporate Organization; Requisite Authority to
                       Conduct Business; Articles of Incorporation and
                       By-Laws.................................................4
         3.2           Capitalization and Shareholdings........................5
         3.3           Stockholder Approval of Merger..........................5
         3.4           Subsidiaries, etc.......................................5
         3.5           Authority Relative to and Validity of this
                       Agreement...............................................6
         3.6           Required Filings and Consents; No Conflict..............6
         3.7           Financial Statements....................................7
         3.8           Absence of Certain Changes and Events...................8
         3.9           Taxes and Tax Returns...................................8
         3.10          Employee Benefit Plans.................................10
         3.11          Title to Property......................................14
         3.12          Trademarks, Patents and Copyrights.....................14
         3.13          Legal Proceedings, Claims, Investigations,
                       etc....................................................15
         3.14          Insurance..............................................15
         3.15          Material Contracts.....................................15
         3.16          Certain Transactions...................................16
         3.17          Inventory..............................................16
         3.18          Receivables............................................17
         3.19          Broker.................................................17
         3.20          Environmental Matters..................................17
         3.21          Illegal Payments.......................................18
         3.22          Compliance with Law....................................18
         3.23          Business Relationships.................................18
         3.24          Suppliers and Customers................................18
         3.25          Full Disclosure........................................19

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE LPC STOCKHOLDERS

         4.1           Capitalization.........................................19
         4.2           Authority Relative to and Validity of this
                       Agreement..............................................19
         4.3           Brokers' or Finders' Fees..............................20
         4.4           LPC Stockholders' Addresses, Access to
                       Information, Experience, Etc...........................20
         4.5           Purchase Entirely for Own Account......................20
         4.6           Restricted Securities..................................20
         4.7           Legends................................................21

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                        ACQUISITION CORP. AND THE PARENT

         5.1           Corporate Organization; Requisite Authority to
                       Conduct Business; Articles of Incorporation and
                       By-Laws................................................21
         5.2           Execution and Delivery.................................22
         5.3           Stockholder Approval of Merger.........................23
         5.4           No Conflicts; Absence of Defaults......................23
         5.5           Investment.............................................23
         5.6           Capitalization.........................................23
         5.7           SEC Reports and Financial Statements...................24
         5.8           No Undisclosed Liabilities.............................24
         5.9           Broker.................................................24
         5.10          Authority Relative to and Validity of this
                       Agreement..............................................25
         5.11          Required Filings and Consents; No Conflict.............25
         5.12          Absence of Certain Changes and Events..................26
         5.13          Taxes and Tax Returns..................................26
         5.14          Employee Benefit Plans.................................27
         5.15          Title to Property......................................28
         5.16          Trademarks, Patents and Copyrights.....................28
         5.17          Legal Proceedings, Claims, Investigations,
                       etc....................................................29
         5.18          Insurance..............................................29
         5.19          Material Contracts.....................................29
         5.20          Certain Transactions...................................30
         5.21          Environmental Matters..................................30
         5.22          Illegal Payments.......................................31
         5.23          Compliance with Law....................................31
         5.24          Business Relationships.................................31
         5.25          Suppliers and Customers................................32


         5.26          Full Disclosure........................................32

                                   ARTICLE VI

                     COVENANTS OF LPC, THE LPC STOCKHOLDERS,
                        ACQUISITION CORP. AND THE PARENT

         6.1           Covenants of LPC and Leonard Parker Regarding
                       Conduct of Business Operations Pending the
                       Closing................................................32
         6.2           Covenants of Parent Regarding Conduct of
                       Business Operations Pending the Closing................34
         6.3           No Other Negotiations..................................36
         6.4           Board Representative...................................36
         6.5           Regulatory Approvals...................................36
         6.6           Due Diligence Review...................................36
         6.7           Announcements..........................................37
         6.8           Additional Covenants of LPC, the LPC
                       Stockholders and the Parent............................37

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                          LPC AND THE LPC STOCKHOLDERS

         7.1           Representations and Warranties True....................38
         7.2           Performance of Covenants...............................39
         7.3           No Proceedings.........................................39
         7.4           Consents and Approvals.................................39
         7.5           Employment Agreements..................................39
         7.6           Registration Rights Agreement..........................39
         7.7           Opinion of Acquisition Corp's and the Parent's
                       Counsel................................................39
         7.8           Material Changes.......................................40

                                  ARTICLE VIII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                        ACQUISITION CORP. AND THE PARENT

         8.1           Representation and Warranties True.....................41
         8.2           Performance of Covenants...............................41
         8.3           No Proceedings.........................................41
         8.4           Consents and Approvals.................................41
         8.5           Employment Agreement...................................41
         8.6           Registration Rights Agreement..........................41
         8.7           Opinion of LPC's and the LPC Stockholders'
                       Counsel................................................41
         8.8           Capitalization of LPC..................................42
         8.9           Material Changes.......................................42
         8.10          Resignations...........................................42

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1           Indemnification by LPC and the LPC
                       Stockholders...........................................42
         9.2           Indemnification by the LPC Stockholders................43
         9.3           Indemnification by the Parent..........................43
         9.4           Survival...............................................43
         9.5           Limitations............................................44
         9.6           Third Party Claims.....................................44
         9.7           Reduction for Insurance................................45

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         10.1          Termination............................................45
         10.2          Effect of Termination..................................45
         10.3          Survival After Termination.............................46
         10.4          Amendment..............................................46

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1          Expenses...............................................46
         11.2          Notices................................................46
         11.3          Entire Agreement.......................................47
         11.4          Binding Effect, Benefits, Assignments..................47
         11.5          Applicable Law.........................................47
         11.6          Jurisdiction...........................................47
         11.7          Headings...............................................48
         11.8          Counterparts...........................................48

ANNEXES

         Annex A       Employment Agreement of Leonard Parker
         Annex B       Employment Agreement of Douglas Parker
         Annex C       Employment Agreement of Brad Parker
         Annex D       Employment Agreement of Philip Parker
         Annex E       Employment Agreement of Mitchell Parker
         Annex F       Registration Rights Agreement
         Annex G       Certificate of Designation



SCHEDULES

         1.7           Delivery of Merger Consideration; Capitalization
         3.4           Subsidiaries
         3.7           Financial Statements
         3.8           Absence of Certain Changes and Events
         3.10          Employee Benefits
         3.11          Property
         3.12          Legal Proceedings
         3.13          Trademarks, Patents and Copyrights
         3.14          Insurance
         3.15          Contracts
         3.16          Certain Transactions
         3.20          Environmental Matters
         3.24          Suppliers and Customers
         5.5           Capitalization
         5.11          Absence of Certain Changes and Events
         5.13          Employee Benefit Plans
         5.14          Title to Property
         5.15          Trademarks, Patents and Copyrights
         5.16          Legal Proceedings, Claims, Investigations
         5.17          Insurance
         5.18          Material Contracts
         5.19          Certain Transactions
         5.20          Environmental Matters
         5.24          Suppliers and Customers

         6.1(a)(i)  Distributions

                                  SCHEDULE 1.7


                                                          Parent        Parent
                                                       Common Stock    Preferred
                                              LPC          to be     Stock to be
Name of Stockholder                       Shares Held    Received      Received
--------------------                      -----------    --------      --------

Leonard Parker                                10         300,000              --
5575 SW 93rd Street
Miami, FL  33156

Douglas Parker                                18         190,000          40,000
4140 Pinta Court
Coral Gables, FL  33146

Bradley Parker                                18         190,000          40,000
1251 North Greenway Drive
Coral Gables, FL  33134

Philip Parker                                 18         190,000          40,000
8465 SW 147th Street
Miami, FL  33158

Mitchell Parker                               18         190,000          40,000
6225 SW 123rd Terrace
Miami, FL  33156

Gregg Parker                                  18         190,000          40,000
120 6th Pl
Manhattan Beach, CA  90266                   ---       ---------         -------

                                             100       1,250,000         200,000